Exhibit 10.1

FIFTH AMENDMENT TO LEASE

THIS AGREEMENT, dated for reference purpose only, February 18, 2004, is made by and between Union Bank of California, N.A., as Successor in interest to Copper Mountain Trust Corporation, Trustees, for Quest Group Trust VI (“Landlord”), and Pixelworks, Inc., an Oregon Corporation (“Tenant”).

RECITALS:

A.                                   The parties hereto entered into a Lease dated May 1, 1998, and amended by Addendum A dated May 1, 1998 and First Amendment to Lease dated August 11, 2000, and Second Amendment to Lease dated January 24, 2001, Third Amendment to Lease dated March 1, 2002, and Fourth Amendment dated June 23, 2004 (the “Lease”), for certain real property commonly known as Suite 207, 4,671 rentable square feet, Suite 111, 997 rentable square feet, Suite 110, 1,742 rentable square feet, Suite 107, 1,910 rentable square feet, Suite 105, 1,374 rentable square feet, and Suite 100, 3,029 rentable square feet, for a total of 13,696 rentable square feet, known as the “Premises”, located in Lakeside Center, a Class A office building described as 8100 S.W. Nyberg Road, Tualatin, Oregon 97062.

B.                                     The parties desire to amend certain provisions thereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.               Expansion Space.  Effective March 1, 2004 Tenant shall lease an additional 3,857 rentable square feet, known as Suites 201 (2,107 rsf) and 210 (1,380 rsf) plus an additional 370 rentable square feet of corridor.  Lease term shall be co-terminus with existing Premises.  Tenant’s total square footage shall be 17,553 rsf.

2.               Lease Extension.  Effective October 1, 2004, Tenant and Landlord agree to extend the lease term for an additional 52 months, through February 28, 2009.

3.               Base Rent Schedule:

Rent for the additional 3,857 rsf shall start at $21.00 per square foot through 12/31/05 with three percent bumps beginning January, 2006.

03/01/04 – 03/31/04 *	$28,484.00 per month	($19.47/sf/yr)
04/01/04 – 09/30/04	$31,859.00 per month	($21.78/sf/yr)
10/01/04 – 12/31/05	$31,664.00 per month	($21.67/sf/yr)
01/01/06 – 12/31/06	$32,613.00 per month	($22.32/sf/yr)
01/01/07 – 12/31/07	$33,591.00 per month	($22.99/sf/yr)
01/01/08 – 02/28/09	$34.598.00 per month	($23.68/sf/yr)

*Tenant paying half month’s rent ($3,375) on 3,857 rsf for the month of March, 2004.

4.               Tenant Improvements.  Landlord will provide Tenant a tenant improvement allowance of $123,894.00 to be applied toward the cost associated with the attached (Exhibit A) tenant improvement plans for floors one, two and four.  Tenant is solely responsible for any tenant improvement cost beyond Landlord’s tenant improvement allowance.  Landlord approves of Tenant’s Tenant improvement plan (Exhibit A) with the following qualifications:

A.                                   Any tenant improvement construction work must be performed by a contractor signatory to the appropriate collective bargaining agreement. All tenant improvements have been approved by all appropriate City and County inspectors.

B.                                     Tenant shall provide Landlord a payment of $9,500.00 at the end of the Lease Term (or upon vacation of Suite 100) to remove bathroom/showers in Suite 100. Tenant agrees to remove bike racks(s) in Suite 100 at the end of Lease Term or upon vacation of Suite 100.

C.                                     Tenant agrees to remove all accordion doors and repair ceiling grid (if needed) located in Suites 105/111 and in area known as Suite 200 at the end of the Lease Term or upon vacation of the Premises.

Fifth Amendment to Lease

Pixelworks, Inc.

D.                                    Second Floor corridor shall be restored upon the end of the Lease term or upon Tenant’s vacation of the Premises. Fourth floor also requires one-hour fire walls around elevators as provided for on the third floor.

E.                                      Tenant will provide Landlord with updated floor plans in CAD format upon completion of tenant improvements.

5.               Tenant’s base year for operating expenses for the Premises shall be calendar year 2004. Prorata share of operating expenses for the Premises shall be 31.65%.

6.               Landlord does not pay a broker fee on the Premises lease extensions. Landlord will pay a 5% fee to Integrated Corporate Property Services for the expansion space in Suites 201 and 210 and corridor (3,857 rsf).

7.               As amended by this Fifth Amendment to Lease, the Lease shall remain in full force and effect, including all items in the Fourth Amendment to Lease now signed.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment.

LANDLORD:	TENANT:
Union Bank of California, N.A., as Trustee for Quest Group Trust VI	Pixelworks, Inc., an Oregon Corporation

By:	By:
Tim West, Vice President	Hans Olsen, Executive Vice President

Date:	Date:

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